Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-158214, 333-57028, 333-30085, 333-131658, and 333-131341) of Ecology and Environment, Inc. of our report dated November 13, 2012, relating to the consolidated financial statements as of July 31, 2012 and 2011 and for each of the years ended in the three-year period ended July 31, 2012 and financial statement schedule listed at Item 15(a)(2), which appears in this annual report on Form 10-K.

/s/ Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania
November 13, 2012